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                                                                   EXHIBIT 10.10

                              TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT, dated as of August 31, 1996, by and among VK/AC Holding, Inc., a Delaware corporation ("VK/AC"), MCM Group, Inc., a Delaware corporation ("MGI"), and McCarthy, Crisanti & Maffei, Inc., a New York corporation and a subsidiary of MGI ("MCM").

         WHEREAS, from February 17, 1993 through December 20, 1994, MCM was a wholly-owned subsidiary of Van Kampen American Capital, Inc., a wholly-owned subsidiary of VK/AC formerly named The Van Kampen Merritt Companies, Inc. ("Van Kampen");

         WHEREAS, from December 21, 1994 through the date hereof MCM was a wholly-owned subsidiary of VK/AC;

         WHEREAS, on August 22, 1996 VK/AC contributed all of the outstanding shares of capital stock of MCM to MGI in exchange for 330,000 shares of the capital stock of MGI, constituting at that time all of the outstanding shares of the capital stock of MGI;

         WHEREAS, pursuant to certain resolutions adopted by the Board of Directors of VK/AC, all of the outstanding shares of the capital stock of MGI were distributed on the date hereof to the VK/AC common shareholders of record as of August 22, 1996, all as set out in the Information Statement relating to such distribution dated the date hereof (such distribution, the "Spin-Off");

         WHEREAS, prior to the date hereof, there have existed certain tax-sharing arrangements between MCM, VK/AC and Van Kampen, pursuant to certain resolutions of their respective Boards of Directors;

         WHEREAS, it is a condition to the obligations of Morgan Stanley Group Inc., MSAM Holdings II, Inc. and MSAM Acquisition Inc. to effect the merger and consummate the other transactions contemplated by the Agreement and Plan of Merger, dated as of June 21, 1996, among VK/AC and such persons that a tax sharing agreement reasonably satisfactory to MSAM Acquisition Inc. shall have been entered into by MCM; and

         WHEREAS, VK/AC, MGI and MCM wish to set forth their agreement with respect to certain tax matters as set forth below;


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    NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Definitions. The following terms as used herein have the following meanings:

         "Affiliate": of any Person means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

         "Agreement": this Tax Sharing Agreement.

         "Code": the Internal Revenue Code of 1986, as amended.

         "Combined Income Taxes": any Income Taxes with respect to which MGI or any of its Subsidiaries has filed or is required to file a Return with a member of any VK/AC Group on a consolidated, combined, or unitary basis.

         "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities, by contract or otherwise.

         "Income Tax": any federal, state, local, provincial, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including but not limited to all interest and penalties thereon and additions thereto).

         "Indemnified Party": as defined in Section 9.3.

         "Indemnifying Party": as defined in Section 9.3.

         "Losses": as defined in Section 9.1.


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         "MCM Indemnitees": as defined in Section 9.1.

         "Non-Company Affiliate": any Affiliate of VK/AC other than MGI and its Subsidiaries.

         "Person": any natural person, firm, partner ship, joint venture, association, corporation, company, trust, business trust, governmental authority or other entity.

         "Return": any return, report, declaration, form, claim for refund or information statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Spin-Off": as defined in the Recitals to this Agreement.

         "Stand Alone Tax Amount": as defined in Section 2.2(a).

         "Subsidiary": of any Person means any other Person in which the first Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting power (including but not limited to the ability to elect a majority of the board of directors or other body performing similar functions for such other Person) or more than 50% of the equity interests in such other Person.

         "Tax Dispute Accountants": as defined in Section 7.

         "Tax Dispute Resolution Mechanism": as defined in Section 7.

         "Taxing Authority": any governmental authority responsible for any Income Tax.

         "VK/AC Group": with respect to Income Taxes, any consolidated, combined, or unitary group of Persons of which VK/AC or any Non-Company Affiliate (or any predecessor thereof or successor thereto) is a member.

         "VK/AC Indemnitees": as defined in Section 9.2.


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         2. Termination of Existing Tax Sharing Arrangements; Tax Sharing
Payments.

         2.1 Tax Sharing Arrangements. On the date of the Spin-Off, all existing tax sharing agreements and arrangements between MGI or any of its Subsidiaries, on the one side, and VK/AC or any Non-Company Affiliate, on the other side, shall be terminated, and no additional payments shall be made thereunder. After the Spin-Off, neither MGI, any of its Subsidiaries, VK/AC nor any Non-Company Affiliate shall have any further rights or liabilities under any such agreements or arrangements for any taxable year (whether the current year, a future year, or a past year).

         2.2 Tax Sharing Payments. The provisions of this Section 2.2 shall become effective upon the Spin-Off:

         (a) With respect to all Combined Income Taxes relating to MGI or any of its Subsidiaries for any period (or a portion thereof) beginning on or after February 17, 1993 and ending prior to or on the date of the Spin-Off, such Income Taxes shall be computed as if none of MGI or any of its Subsidiaries had been included in any consolidated, combined or unitary Return with any member of any VK/AC Group, and as if, instead, MGI and its Subsidiaries had filed their Returns relating to such Income Taxes on a stand alone basis, and MGI shall pay to VK/AC the amount of the Income Taxes covered by such pro forma Returns (in installments, if provided with respect to such Combined Income Taxes by the applicable Taxing Authorities), as so computed, as provided for in Section 2.2(d), based upon the applicable items of income, gain, loss, deduction and credit as reflected on such pro forma Returns relating to MGI and its Subsidiaries (the "Stand Alone Tax Amount"), on each date after the date of the Spin-Off on which VK/AC is required to make payment in respect of such Combined Income Taxes (or, if applicable, an installment thereof) to the applicable Taxing Authorities if MGI and its Subsidiaries had filed their Returns on a stand alone basis. If MGI and its Subsidiaries have made payments (whether offsets through accounting entry, the settlement of intercompany accounts or actual payments) to VK/AC or to any Non-Company Affiliate in a manner consistent with past practice or payments to any Taxing Authorities in respect of such Combined Income Taxes that exceed the amount of such Stand Alone Tax Amount, as so computed, VK/AC shall pay to MGI an amount equal to such excess on each date hereafter on which Returns relating to such Combined Income Taxes are filed with the applicable Taxing Authorities. In the case of each Return for the 1995


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taxable year, final payments shall be made by MGI or VK/AC, as the case may be, on the date that is 60 days after VK/AC shall have delivered to MGI a draft of the pro forma Return relating to such Return.

         (b) For the purposes of this Section 2.2, (i) credit against payments required to be made after the date of the Spin-Off shall be given for amounts paid by or on behalf of MGI or any of its Subsidiaries (whether through accounting entry, the settlement of intercompany accounts or actual payments) to VK/AC, to any Non-Company Affiliate in a manner consistent with past practice or to any Taxing Authority on or prior to the date of the Spin-Off to the extent such amounts are in respect of such Combined Income Taxes that are due after the date of the Spin-Off, (ii) each Stand Alone Tax Amount shall be computed consistent with past practices of VK/AC, Van Kampen and MCM in a manner consistent with paragraph 40 of Statement of Financial Accounting Standards No. 109, and as if MGI or MCM, as the case may be, and each of its relevant Subsidiaries had filed a consolidated, combined or unitary Return as a separate affiliated group to the extent that filing in such manner would have been allowed by the applicable Taxing Authorities if neither VK/AC nor any Non-Company Affiliate had owned any of the stock of MGI or MCM, (iii) such Stand Alone Tax Amount shall not include any amounts of Income Tax arising solely from MGI's, MCM's or any of their Subsidiaries' ceasing, as a result of the Spin-Off, to be a member of any VK/AC Group, including, without limitation, the restoration of income or gain on any deferred intercompany transaction and the inclusion in income of any excess loss account, and (iv) the obligation to make any payment under this Section 2.2 shall be based solely on the pro forma Returns provided for in Section 2.2(d). Any disagreement between VK/AC and MGI or MCM as to the determination of such Stand Alone Tax Amount shall be resolved pursuant to the Tax Dispute Resolution Mechanism.

         (c) In addition to the Stand Alone Tax Amount, MGI shall pay to VK/AC the amount by which the sum of the amounts determined under clauses (i) and (ii) of this Section 2.2(c) exceeds $500,000:

         (i) any amount of Income Tax arising solely from MGI's, MCM's or any of their Subsidiaries' ceasing, as a result of the Spin-Off, to be a member of any VK/AC Group (including, without limitation, the restoration of income or gain on any deferred intercompany transaction and the inclusion in income of any excess loss account) to the extent


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that such amount of Income Tax would have been included in the Stand Alone Tax
Amount but for clause (iii) of Section 2.2(b); and

         (ii) any increase in the Stand Alone Tax Amount reflected on revised pro forma Returns relating to MGI and its Subsidiaries, computed as provided in
Section 2.2(d), arising as a result of an amendment of any Return for any period (or a portion thereof) beginning on or after February 17, 1993 and ending prior to or on the date of the Spin-Off or any adjustment of the amount of tax liability reflected in such Return.

         No amount shall be included twice in determining the amount of payment under this Section 2.2 under any circumstance. Any payment pursuant to this
Section 2.2(c) shall be made no later than 30 days after MGI's receipt from VK/AC of revised pro forma Returns pursuant to Section 2.2(d).

         (d) For the purposes of this Section 2.2, VK/AC shall (or shall cause the Non-Company Affiliates to) deliver to MGI (i) a draft of each pro forma Return relating to MGI and its Subsidiaries for any period (or a portion thereof) for which a Return in respect of Combined Income Taxes has not been filed (provided that items attributable to MGI or any of its Subsidiaries are included in such Return) no later than the date that is 60 days prior to the date on which the Return relating to such pro forma Return is required to be filed with the applicable Taxing Authority (or, in the case of Returns for the 1995 taxable year, no later than the due date for filing such Returns) or (ii) a draft of each revised pro forma Return relating to MGI and its Subsidiaries for any period (or a portion thereof) for which a payment is required to be made by MGI to VK/AC pursuant to Section 2.2(c). Except as otherwise provided in this Agreement, the pro forma Returns shall be consistent with the Returns relating thereto as filed with the applicable Taxing Authorities, and shall not be affected by any amendments to such Returns, audit adjustments or claims for refunds. MGI and MCM shall have the right at their expense to review all work papers and procedures used to prepare each such draft pro forma Return. Unless MGI or MCM timely delivers notice of objection as specified in this Section 2.2(d), each such draft pro forma Return shall be final and binding on the parties without further adjustment. If MGI or MCM objects to any item on any such draft pro forma Return, it shall, within 15 days after delivery of such draft pro forma Return, notify VK/AC in writing that it so objects, specifying any such item and stating the factual


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or legal basis for any such objection. If a notice of objection shall be duly delivered, disputed items shall be resolved pursuant to the Tax Dispute Resolution Mechanism. Upon resolution of all disputed items, such pro forma Return shall be adjusted to reflect such resolution and shall be final and binding on the parties without further adjustment.

         3. Payments.

         3.1 VK/AC's Responsibility. As between VK/AC and the Non-Company Affiliates, on the one hand, and MGI and its Subsidiaries, on the other hand, VK/AC shall pay or cause to be paid to the applicable Taxing Authority (a) all Combined Income Taxes payable with respect to MGI and its Subsidiaries for any period (or a portion thereof) ending prior to or on the date of the Spin-Off and
(b) all Income Taxes attributable to VK/AC or any Non-Company Affiliate for which MGI or any of its Subsidiaries may be held liable, pursuant to section 1.1502-6(a) of the Treasury Regulations prescribed under the Code, or any state, local, provincial, foreign or other law with respect to Income Taxes, as a member of any VK/AC Group.

         3.2 MGI's Responsibility. As between VK/AC and the Non-Company Affiliates, on the one hand, and MGI and its Subsidiaries, on the other hand, MGI shall pay or cause to be paid to the applicable Taxing Authority all Income Taxes payable with respect to MGI or any of its Subsidiaries that are not described as being the responsibility of VK/AC in Section 3.1.

         4. Returns.

         4.1 VK/AC's Responsibility. To the extent permitted by applicable law, VK/AC shall, and shall cause the Non-Company Affiliates to, join, for any period (or a portion thereof) ending prior to or on the date of the Spin-Off, together with MGI and its Subsidiaries, as applicable, in any Return of the VK/AC Group if (a) such a Return has been filed by or on behalf of MGI or any of its Subsidiaries for the most recent taxable period for which a Return has been filed prior to the Spin-Off and may be filed by or on behalf of MGI or any of its Subsidiaries for subsequent taxable periods or (b) MGI or any of its Subsidiaries is required by the applicable Taxing Authority to file such a Return. VK/AC shall file or cause to be filed all Returns set forth in the immediately preceding sentence. The income, gains, deductions, losses, credits and recapture of credits of MGI and its Subsidiaries for any


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period (or a portion thereof) ending prior to or on the date of the Spin-Off shall be included in the Returns of the VK/AC Group, where applicable. VK/AC shall file or cause to be filed all other Income Tax Returns relating to the business or assets of MGI and its Subsidiaries required to be filed on or prior to the date of the Spin-Off. Any such Returns shall, to the extent permitted by applicable Income Tax law, be filed on a basis consistent with the last previous such Returns filed in respect of MGI and its Subsidiaries.

         4.2 MGI's Responsibility. To the extent permitted by applicable law, MGI shall, and shall cause its Subsidiaries to, join, together with VK/AC and the Non-Company Affiliates, as applicable, in the Returns set forth in the first sentence of Section 4.1. MGI shall file or cause to be filed all Returns relating to the business or assets of MGI and its Subsidiaries other than those Returns described in Section 4.1. The income, gains, deductions, losses, credits and recapture of credits of MGI and its Subsidiaries, other than those required to be included in the Returns described in Section 4.1, shall be included in the Returns described in the immediately preceding sentence. Any such Returns shall, insofar as they relate to items for any period (or a portion thereof) ending on or prior to the date of the Spin-Off, and to the extent permitted by applicable law, be filed on a basis consistent with the last previous such Returns filed in respect of MGI and its Subsidiaries.

         4.3 Amendment of Returns. Notwithstanding other provisions in this Agreement, VK/AC shall not, and shall not permit any Non-Company Affiliate to, amend any Return filed pursuant to Section 4.1, in a way that has a material adverse effect on any tax liability or obligation of MGI or any of its Subsidiaries without MGI's express written consent, which consent shall not be unreasonably withheld, provided that VK/AC shall be permitted to amend such Return as a result of a final audit adjustment.

         5. Refunds. (a) VK/AC or the Non-Company Affiliates shall be entitled to retain, or VK/AC shall be entitled to receive immediate payment from MGI or MCM of, any refund or credit with respect to Income Taxes, plus any interest received with respect thereto from the applicable Taxing Authorities, relating to MGI or any of its Subsidiaries that are described as being the responsibility of VK/AC in Section 3.1, and (b) MGI or its Subsidiaries shall be entitled to retain, or shall be entitled to receive


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immediate payment from VK/AC of, any refund or credit with respect to Income
Taxes, plus any interest received with respect thereto from the applicable Taxing Authorities, relating to MGI or any of its Subsidiaries that are described as being the responsibility of MGI in Section 3.2, provided that neither MGI nor any of its Subsidiaries shall be required to carry back any item of loss, deduction or credit from a Return described as being the responsibility of MGI in Section 4.2 to a Return relating to Income Taxes that are described as being the responsibility of VK/AC in Section 3.1. Notwithstanding the foregoing, MGI or its Subsidiaries shall be entitled to retain, or shall be entitled to receive immediate payment from VK/AC of, any refund or credit with respect to any Combined Income Taxes in respect of which a payment has been made by MGI or on behalf of MGI to VK/AC pursuant to Section 2.2.

         6. Audits. Each of MGI and VK/AC shall promptly notify the other in writing within 10 business days from its receipt of notice of (a) any pending or threatened Income Tax audits or assessments of MGI or any of its Subsidiaries, as long as any period (or a portion thereof) ending on or prior to the date of the Spin-Off remain open, and (b) any pending or threatened Income Tax audits or assessments of MGI or VK/AC, or any of the Affiliates thereof, that reasonably could be expected to affect the Income Tax liabilities of MGI or any of its Subsidiaries, in each case for any period (or a portion thereof) ending on or prior to the date of the Spin-Off. VK/AC shall have the right to represent the interests of MGI and its Subsidiaries in any Income Tax audit or administrative or court proceeding to the extent relating to Income Taxes that are described as being the responsibility of VK/AC in Section 3.1, and to employ counsel of its choice at its expense, provided that VK/AC shall give notice to MGI, keep MGI reasonably informed and consult with MGI with respect to any issue relating to such audit or proceeding that has an effect on any item (including, but not limited to income, gain, deduction, loss and credit) relating to MGI, MCM or any of its Subsidiaries. Notwithstanding the immediately preceding sentence, VK/AC shall not, and shall not permit any Non-Company Affiliate to, compromise or settle any issue relating to Income Taxes (i) in respect of which MGI is required to make a payment to VK/AC pursuant to Section 2.2(c) or (ii) that has a material adverse effect on any Tax liability or obligation of MGI or any of its Subsidiaries without MGI's prior written consent, which consent shall not be unreasonably withheld. MGI shall have the right to represent the interests of MCM and its Subsidiaries in any other Income Tax audit or administrative

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or court proceeding not described as being VK/AC's right under this Section 6 and to employ counsel of its choice at its expense. MGI and VK/AC shall cooperate, and shall cause their respective Affiliates to cooperate, with respect to any Income Tax audit or administrative or court proceeding relating to Income Taxes referred to in this Section 6. Such cooperation shall include providing all relevant information available to VK/AC or MGI (through MCM or otherwise), as the case may be, with respect to any such audit or proceeding and making personnel available at and for reasonable times, including, without limitation, to prepare responses to requests for information, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties.

         7. Tax Dispute Resolution Mechanism. Wherever in this Agreement it shall be provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows: (a) the parties will in good faith attempt to negotiate a prompt settlement of the dispute; (b) if the parties are unable to negotiate a resolution of the dispute within 15 days, the dispute will be submitted to the New York office of a firm of independent accountants of nationally recognized standing reasonably satisfactory to VK/AC and MGI (or, if VK/AC and MGI do not agree on such a firm, then a firm chosen by the Arbitration and Mediation Committee of the New York Society of Certified Public Accountants) (the "Tax Dispute Accountants"); (c) the parties will present their arguments and submit the proposed amount of each item in dispute to the Tax Dispute Accountants within 10 days after submission of the dispute to the Tax Dispute Accountants; (d) the Tax Dispute Accountants, whose decision shall be final, conclusive and binding on the parties, shall resolve the dispute, in a fair and equitable manner and in accordance with applicable Income Tax law and the provisions of this Agreement, by selecting, for each item in dispute, the proposed amount for such item submitted by one party or the other party within 15 days after the parties have presented their arguments to the Tax Dispute Accountants; (e) notwithstanding any other provision of this Agreement, any payment to be made as a result of the resolution of a dispute shall be made, and any other action to be taken as a result of the resolution of a dispute shall be taken, on or before the later of
(i) the date on which such payment or action would otherwise be required or (ii) the third business day following the date on which the dispute is resolved (in the case of a dispute resolved by the Tax Dispute


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Accountants, such date being the date on which the parties receive written notice from the Tax Dispute Accountants of their resolution), provided that if a dispute with respect to an item in a Return shall not be resolved on or before the date that is three business days prior to the latest date on which such Return may be filed under applicable Income Tax law, then the party having the responsibility for filing such Return pursuant to Section 4 shall file such Return reflecting all disputed items that have been resolved in the manner so resolved, and reflecting all unresolved disputed items in the manner proposed by such party, and shall, if necessary, upon the resolution of all such unresolved disputed items, file an amended Return reflecting the resolution thereof in the manner so resolved; and (f) the fees and expenses of the Tax Dispute Accountants in resolving a dispute will be borne equally by VK/AC and MGI.

         8. Cooperation on Tax Matters. (a) MGI and VK/AC agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) relating to MGI and its Subsidiaries as is reasonably necessary for the preparation of the Returns, for the filing of all relevant Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment and any claim subject to Section 9.3.

         (b) MGI and VK/AC agree to retain or cause to be retained all books, records, Returns, schedules, documents, work papers and other material items of information relating to Income Taxes with respect to MGI and its Subsidiaries for any period (or a portion thereof) prior to or ending on the date of the Spin-Off for the longer of (i) the seven-year period beginning on the date of the Spin-Off or (ii) the full period of the applicable statute of limitations, including any extension thereof, and to abide by all record retention agreements entered into with any Taxing Authority. MGI and VK/AC agree to give each other reasonable notice prior to transferring, discarding or destroying any such materials relating to Income Taxes with respect to MGI and its Subsidiaries, and, if the other party so requests, to allow the other party to take possession of such materials.

         9. Indemnification.

         9.1 Indemnification by VK/AC. VK/AC covenants and agrees, from and after the date of the Spin-Off, to


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defend, indemnify and hold harmless each of MGI, MCM and their respective
Subsidiaries and Affiliates (collectively, the "MCM Indemnitees") from and against, and pay or reimburse the MCM Indemnitees for, any and all actual claims, demands, liabilities, obligations, losses, fines, costs, expenses, deficiencies or damages (collectively, "Losses"), whether or not resulting from third party claims, including interest, additions and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights under this Agreement, in each case resulting from or arising out of any failure of VK/AC or any of Non-Company Affiliates to perform any agreement or covenant of VK/AC or any of Non-Company Affiliates under this Agreement. VK/AC shall not have any liability under any provision of this Agreement for any Losses to the extent that any such Losses arise from actions taken by MGI, MCM or any of their Subsidiaries after the Spin-Off, or from the failure of any thereof to take any required action, except for failure to give notice as provided in Section 9.3. MGI shall take and cause MCM and their respective Subsidiaries to take all reasonable steps to mitigate any Losses with respect to which VK/AC could have an indemnification obligation under this Section 9.1 upon any of the MCM Indemnitees' becoming aware of any event which could reasonably be expected to give rise thereto.

         9.2 Indemnification by MGI. MGI covenants and agrees, from and after the date of the Spin-Off, to defend, indemnify and hold harmless each of VK/AC and the Non-Company Affiliates (collectively, the "VK/AC Indemnitees") from and against, and pay or reimburse the VK/AC Indemnitees for, any and all Losses, in each case resulting from or arising out of any failure of MGI or any of its Subsidiaries to perform any agreement or covenant of MGI or any of its Subsidiaries under this Agreement. MGI shall not have any liability under any provision of this Agreement for any Losses to the extent that any such Losses arise from actions taken by VK/AC or any of the Non-Company Affiliates after the Spin-Off, or from the failure of any thereof to take any required action, except for failure to give notice as provided in Section 9.3. VK/AC shall take and cause the Non-Company Affiliates to take all reasonable steps to mitigate any Losses with respect to which MGI could have an indemnification obligation under this Section 9.2 upon any of the VK/AC Indemnitees' becoming aware of any event which could reasonably be expected to give rise thereto.


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         9.3 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Section 9 (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (which notice shall state the basis of the claim and the agreement or covenant alleged not to have been performed), and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that the failure of any Indemnified Party to give notice as provided in this Section 9.3 shall not relieve the Indemnifying Party of its indemnification obligations under this Section 9 except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. The Indemnified Party shall promptly deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third party claim. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement (a) that provides for injunctive or other nonmonetary relief affecting the Indemnified Party, (b) that reasonably could be expected to affect adversely any Income Tax liability of any Indemnified Party with respect to which the Indemnifying Party has no indemnification obligation under this
Section 9 or (c) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand.

         10. Confidentiality. Each of MGI and MCM, on the one hand, and VK/AC, on the other hand, shall, and shall use reasonable efforts to cause its respective Affiliates, agents, advisors and representatives and its and their respective officers, directors or employees to, keep confidential and not disclose to others or use in any way except to further the purposes of this Agreement, without the written consent of VK/AC or MGI, respectively, all information of the other party and their respective


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
Affiliates that has been acquired in connection with this Agreement.

         11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to VK/AC, to:

                  VK/AC Holding, Inc.
                  One Parkview Plaza
                  Oakbrook Terrace, Illinois 60181
                  Telecopy:  (708) 684-6155
                  Telephone:  (708) 684-6097
                  Attention:  William R. Rybak


         (b)      if to MGI or MCM, to:

                  MCM Group, Inc.
                  McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza 37th Floor
                  New York, New York 10005
                  Telecopy:  (212) 908-4345
                  Telephone:  (212) 908-4320
                  Attention:  David D. Nixon

         12. Governing Law. Except to the extent federal, state, local, provincial, foreign or other tax laws, rules, or regulations govern the filing of Returns or the positions taken with respect to Income Taxes in Returns, and regardless of the law that might otherwise be applied under principles of conflicts of laws, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

         13. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all such counterparts when executed shall constitute one and the same agreement.

         14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law of otherwise) without the prior written consent of the other parties.

         16. No Third Party Beneficiaries. Except as provided in Section 9 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement, express or implied, is intended to or shall confer any rights, benefits or remedies of any nature whatsoever upon any Person other than the parties hereto and their respective successors and permitted assigns.

         17. Waivers. Any party hereto may by written notice to the other parties (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (b) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (c) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         18. Amendments. This Agreement may not be modified, amended, altered or supplemented except by an instrument in writing executed on behalf of each of the parties hereto.

         19. Termination; Survival. This Agreement shall be terminated upon the later of (i) the seven-year period beginning on the date of the Spin-Off or (ii) the expiration of the applicable statute of limitations, including any extension thereof, for the Returns filed with respect to Income Taxes that are described as being the responsibility of VK/AC in Section 3.1.

         20. Headings. The headings contained in this Agreement are for convenience of reference only and shall not be deemed for any purpose to constitute a part of or to affect in any way the meaning or interpretation of this Agreement.

         21. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    VK/AC HOLDING, INC.



                                    By: /s/ Ronald A. Nyberg
                                       ------------------------------------
                                       Name: Ronald A. Nyberg
                                       Title: Executive Vice President



                                    MCM GROUP, INC.



                                    By: /s/ David Nixon
                                       ------------------------------------
                                       Name: David Nixon
                                       Title: President and Chief
                                         Executive Officer



                                    MCCARTHY, CRISANTI & MAFFEI, INC.



                                    By: /s/ David Nixon
                                       ------------------------------------
                                       Name: David Nixon
                                       Title: President and Chief
                                         Executive Officer


                                       17